UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2004

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-8270

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K filed on March 7, 2005 (the “Initial Form 8-K”) is filed by the registrant to amend and restate in its entirety the description in Item 1.01 to add a description of the Material Sciences Corporation Fiscal Year 2006 Management Incentive Plan.

Item 1.01. Entry into a Material Definitive Agreement

Long-Term Incentive Plan:

On December 15, 2004, the Board of Directors adopted the Material Sciences Corporation Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors (the “Plan”), effective as of March 1, 2005. The following summary of the Plan is qualified in its entirety by reference to the detailed provisions of the Plan, a copy of which is attached hereto and incorporated by reference herein. The Plan provides that on the first trading day of March, June, September and December of each year, each non-employee director will automatically be granted a number of units equal to the number of shares of the registrant’s common stock equal to (a) $8,500 divided by (b) the last reported sale price of the registrant’s common stock on the last trading day immediately prior to the grant date.

The units will be redeemed on the fifth anniversary of the date of grant at a price equal to the average trading price on the 30 trading days ending on the redemption date plus all dividends declared on a share of the registrant’s common stock since the date of grant.

In the event that the service of a non-employee director terminates under certain circumstances (including due to death, disability or retirement) prior to the fifth anniversary of the date of grant, the registrant will redeem the grants on the date of termination. In the event that a non-employee director is removed from office or is not nominated for re-election to the board of directors under circumstances which constitute cause, then such non-employee director shall forfeit all of his or her outstanding grants.

On March 1, 2005, each of Messrs. Gray, Hohmann, Mitsch, Reilly, Roach and Solsvig and Ms. Quin were granted 534 units. The scheduled redemption date for these grants is March 1, 2010.

Management Incentive Plan:

On December 15, 2004, the Board of Directors adopted the Material Sciences Corporation Fiscal Year 2006 Management Incentive Plan (the “Management Incentive Plan”), effective March 1, 2005. The following summary of the Management Incentive Plan is qualified in its entirety by reference to the detailed provisions of the Management Incentive Plan, a copy of which is attached hereto and incorporated by reference herein. The Management Incentive Plan generally provides that full-time management employees selected by the registrant are able to earn an incentive bonus based on the registrant’s income from continuing operations (excluding MSC Electronic Materials and Devices Group) before income taxes and after certain adjustments (the “Profit”). The registrant establishes a target level of Profit and participants become eligible for a payout if Profit is at least 80% of the target level.

Eligible employees include non-officer employees and officers. Each participant’s bonus opportunity is a specified percentage of his or her eligible compensation (the “Bonus Opportunity”). Non-officer employees receive an incentive payout equal to 50% of the Bonus Opportunity if Profit is at least 80% of the target level, 100% of the Bonus Opportunity if Profit is 100% of the target level and 150% of the Bonus Opportunity if Profit is 120% of the target level. Officers receive the same percentage payouts as non-officer employees except when Profit is 120% of the target level, officers receive an incentive payout equal to 200% of the Bonus Opportunity. In the case of both non-officer employees and officers, the actual incentive payout for Profit between 80% and 120% of the target level is determined in proportion to the payout described above.

In addition to the foregoing, the registrant’s Board may establish a discretionary bonus pool under the Management Incentive Plan, up to $500,000, which may be distributed to employees at the discretion of the registrant’s Chief Executive Officer for, among other things, retention or outstanding performance or accomplishment bonuses.

No payouts are made when Profit is below 80% of the target level. Once Profit reaches 80% of the target level, 20% of the Profit funds the payouts under the Management Incentive Plan. The bonus pool for non-officer employees is generally funded prior to the officer’s bonus pool.

Item 9.01. Financial Statements and Exhibits.

10.1	Material Sciences Corporation Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors.*

10.2	Form of Grant Agreement for Long-Term Incentive Plan.*

10.3	Material Sciences Corporation Fiscal Year 2006 Management Incentive Plan.

*	Filed with the Initial Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By: Jeffrey J. Siemers Its: Chief Financial Officer

Date: March 31, 2005